[EXECUTION COPY]

CONSENT AND AMENDMENT NO. 1 TO SECURITIES PURCHASE AND LOAN AGREEMENT

This Consent and Amendment No. 1 to Securities Purchase and Loan Agreement, dated as of April 3, 2008 (this “Agreement”), is by and among National Investment Managers Inc., a Florida corporation (the “Company”), Woodside Capital Partners IV, LLC (“Woodside”), Woodside Capital Partners IV QP, LLC (“QP”), Lehman Brothers Commercial Bank (“Lehman” and together with Woodside and QP, the “Holders”) and Woodside Agency Services, LLC as collateral agent for the Holders (the “Collateral Agent”).

R E C I T A L S

A.
Reference is hereby made to a certain Securities Purchase and Loan Agreement dated as of November 30, 2007 by and among the Company, the Holders and the Collateral Agent (the “SPA”). All capitalized terms used herein and not otherwise defined herein shall have the meanings as set forth in the SPA.

B.
The Company has requested that Holders consent to the acquisition of California Investment Annuity Sales, Inc., a California corporation with its principal place of business at 4640 Admiralty Way, Marina Del Ray, CA 90292 (the “Subsidiary”) pursuant to that certain Stock Purchase Agreement, dated as of April ___, 2008 (the “Acquisition Agreement”) among the Company, the Subsidiary, Richard L. Kaplan and Hana E. Kaplan Inter Vivos Trust Agreement dated 1/29/97 as amended and restated 1//10/03 (the “Trust”) and Anthony Delfino (“Delfino” and together with the Trust, the “Sellers”).

C.
The Holders have agreed to consent to the acquisition of the Subsidiary, provided that the Company joins with the Holders in the execution of this Agreement and satisfies the conditions precedent set forth herein, including, without limitation, the execution by the Subsidiary of a Guaranty of the Obligations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Holders, the Collateral Agent and the Company hereby agree as follows:

1.
Consent. The Holders hereby consent to the acquisition of the Subsidiary on the terms set forth in the Acquisition Agreement, and the acquisition of the Subsidiary shall be deemed to be a Permitted Acquisition.

2.	Amendments. The Holders, the Collateral Agent and the Company hereby agree to the following amendments to the SPA:

(a)	Schedule 1(a) to the SPA is hereby deleted in its entirety and the attached Schedule 1(a) is substituted therefor.

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(b)	Schedule 4.6 to the SPA is hereby deleted in its entirety and the attached Schedule 4.6 is substituted therefor.

3.	Conditions Precedent. As a condition of this Agreement, the Company shall at the time of execution of this Agreement:

(a)
reimburse the Collateral Agent and the Holders for their costs in connection with this Agreement and the Modification Documents (as defined below), including legal fees and expenses incurred by the Collateral Agent and the Holders;

(b)	deliver to the Collateral Agent the following documents in form and substance satisfactory to the Collateral Agent or, if applicable, as required by the terms and conditions of the SPA:

(i)	a Securities Pledge Agreement executed by the Company and by the Subsidiary;

(ii)	an Amendment No. 1 to Intercreditor Agreement executed by the Company and by the Senior Creditor;

(iii)	copies of the Stock Certificate and the Stock Power executed in blank by the Company in favor of the Senior Creditor with respect to the stock of the Subsidiary;

(iv)	Seller Subordination Agreements executed by each seller of the equity interests in the Subsidiary;

(v)	a Perfection Certificate executed by the Subsidiary;

(vi)	a Guaranty in favor of the Collateral Agent and the Holders executed by the Subsidiary;

(vii)	a Security Agreement executed by the Subsidiary in favor of the Collateral Agent and the Holders; and

(viii)	any other documents the Collateral Agent deems necessary to effectuate this amendment to the SPA.

The foregoing documents and any additional documents executed herewith, together with this Agreement, shall be referred to herein as the “Modification Documents”.

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4.
The Company hereby represents and warrants that: (i) its representations and warranties set forth in the SPA are true on and as of the date hereof as if made on such date (except to the extent that the same expressly relate to an earlier date or are affected by the consummation of transactions permitted hereby or by the Agreement); (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the SPA on its part to be observed or performed; (iii) after giving effect to the acquisition of the Subsidiary no Default or Event of Default has occurred and is continuing; (iv) since the date of the financial statements most recently provided to the Collateral Agent and the Holders by the Company, there has occurred no material adverse change in the assets or liabilities or the financial or other condition of the Company; (v) the Company and the Subsidiary each have full power to execute, deliver and perform their respective obligations under the Modification Documents and the execution, delivery and performance of the Modification Documents have been authorized and directed by the appropriate parties; (vi) the Modification Documents constitute the legal, valid and binding obligations of the Company and/or the Subsidiary, as applicable, enforceable in accordance with their terms; (vii) the execution, delivery and performance thereof will not violate any provision of any existing law or regulation applicable to the Company or the Subsidiary or their respective governing documents or of any order or decree of any court, arbitrator or governmental authority or of any contractual undertaking to which either is a party or by which either may be bound; and (viii) no consents, licenses, approvals or authorizations of, exemptions by or registrations or filings with, any governmental authority are required with respect to the Modification Documents.

5.
If the Company fails to comply with all the terms and conditions of the Modification Documents, such failure shall constitute a default under this Agreement and an Event of Default under the SPA and other Financing Agreements.

No other changes shall be made to the SPA, and the Company reaffirms its obligations under the Financing Agreements in their entirety. This Agreement is not intended to extinguish or affect any of the debt evidenced by the Notes or to otherwise modify any of the obligations under any of the Financing Agreements. The Company hereby reaffirms that the Company remains indebted to the Collateral Agent and the Holders without defense, counterclaim or offset and hereby releases each of the Collateral Agent and the Holders from any and all claims or other causes of action which the Company may have against the Collateral Agent or any Holder with respect to the Obligations and the Financing Agreements.

This Agreement is made in the Commonwealth of Massachusetts and shall be construed in accordance with its laws. If any provision hereof is in conflict with any statute or rule of law of the Commonwealth of Massachusetts or any other statute or rule of law of any other applicable jurisdiction or is otherwise unenforceable, such provisions shall be deemed null and void only to the extent of such conflict or unenforceability and shall be deemed separate from and shall not invalidate any other provision of this Agreement.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and no other parties shall be a beneficiary hereunder. Neither this Agreement nor any of the provisions hereof can be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

[Signatures on following page]

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EXECUTED under seal as of the date first above written.

WOODSIDE CAPITAL PARTNERS IV, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management,LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title:

WOODSIDE CAPITAL PARTNERS IV QP, LLC, as a Holder

By:	Woodside Opportunity Partners, LLC, its Manager
By:	Woodside Capital Management,LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title:

LEHMAN BROTHERS COMMERCIAL BANK, as a Holder

By:	/s/ Darren S. Lane
Name: Darren S. Lane
Title: Operating Officer

WOODSIDE AGENCY SERVICES, LLC, as Collateral Agent

By:	Woodside Capital Management, LLC, its Manager

By:	/s/ Daphne Firth
Name: Daphne Firth
Title:

[Signature Page to Consent and Amendment No. 1]

NATIONAL INVESTMENT MANAGERS INC.

By:	/s/ Steven Ross
Name: Steven Ross
Title: CEO

[Signature Page to Consent and Amendment No. 1]

RATIFICATION OF OBLIGATIONS

Each of the undersigned Guarantors hereby acknowledges, agrees and consents to the foregoing Consent and Amendment No. 1 and agrees that the Guaranties and each of the other Financing Agreements remain in full force and effect, and the Guarantors confirm and ratify all of their obligations under each Financing Agreement (as amended hereby) to which such Guarantor is a party.

ABR ADVISORS, INC.
ASSET PRESERVATION CORP.
BENEFIT DYNAMICS, INC.
BENEFIT MANAGEMENT INC.
BPI/PPA, INC.
CIRCLE PENSION, INC.
COMPLETE INVESTMENT  MANAGEMENT, INC. OF  PHILADELPHIA
HADDON STRATEGIC ALLIANCES, INC.
LAMORIELLO & CO., INC.
NATIONAL ACTUARIAL PENSION  SERVICES, INC.
NATIONAL ASSOCIATES, INC., N.W.
PENSION ADMINISTRATION SERVICES,  INC.
PENTEC, INC.
PENTEC CAPITAL MANAGEMENT, INC.
SOUTHEASTERN PENSION SERVICES,  INC.
STEPHEN H. ROSEN & ASSOCIATES, INC.
THE PENSION ALLIANCE, INC.
VALLEY FORGE ENTERPRISES, LTD.
V.F. ASSOCIATES, INC.
VF INVESTMENT SERVICES, CORP.
VALLEY FORGE CONSULTING  CORPORATION

By:	/s/Steven Ross
Name: Steven Ross
Title: CEO

Schedule 1(a)

Acquired EBITDA

For the Company’s and its Subsidiaries’ four fiscal quarter period ending June 30, 2008, an amount equal to:	$363,945.04
For the Company’s and its Subsidiaries’ four fiscal quarter period ending September 30, 2008, an amount equal to:	$259,517.79
For the Company’s and its Subsidiaries’ four fiscal quarter period ending December 31, 2008, an amount equal to:	$124,841.55

Schedule 4.6

Subsidiaries

National Investment Managers Inc. Subsidiaries

ABR Advisors, Inc. NY
Benefit Dynamics, Inc. PA
Benefit Management Inc. MA
California Investment Annuity Sales, Inc. CA
Circle Pension, Inc. NY
Complete Investment Management, Inc. of Philadelphia PA
Doyle Barnett Associates, Inc. (merged into Benefit Management Inc.) NY
Haddon Strategic Alliances, Inc. NJ
Lamoriello & Co., Inc. RI
Asset Preservation Corp. PA
National Actuarial Pension Services, Inc. TX
National Associates, Inc., N.W. WA
Pension Administration Services, Inc. PA
Pentec, Inc. CT
Pentec Capital Management, Inc. CT
Southeastern Pension Services, Inc. FL
Stephen H. Rosen & Associates, Inc. NJ
The Pension Alliance, Inc. PA

Valley Forge Enterprises, Ltd. PA
Valley Forge Consulting Corporation PA
V.F. Associates, Inc.PA
V.F. Investment Services Corp. PA
BPI/PPA Inc. DE
VEBA Administrators, Inc. (d/b/a Benefit Planning, Inc.) CA